Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Botetourt Bankshares, Inc. on Form S-3 of our report dated March 23, 2010, which appears in their Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the references to our firm under the caption “Experts” in this Registration Statement.

Galax, Virginia

January 10, 2011

104 Cranberry Road, P.O. Box 760, Galax, VA 24333 Phone: 276.238.1800 Fax: 276.238.1801 elliottdavis.com